EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
David K. Waldman

Crescendo Communications, LLC

(212) 671-1020 x101

VuBotics Completes $2.2 Million Private Placement
to Accelerate Licensing Strategy

ATLANTA — August 28, 2006 — VuBotics, Inc. (OTCBB: VBTC), developer of VuIT™, a proprietary software application that sequentially delivers text for online, small screen and broadcast applications, today announced that it completed a private placement of common stock and warrants led by a group of institutional investors, for gross proceeds of $2.2 million.  The net proceeds will be used for general working capital and to fund the company’s expanded licensing program.

Phil Lundquist, chairman of VuBotics, stated, “Our advanced technology is designed to increase both reading speed and legibility, on a broad range of platforms such as online or mobile phones.  Given the proliferating use of cell phones for retrieving and reading content, we believe we have a unique business opportunity with our patent-pending technology.  In order to rapidly expand this market, we are focusing on a licensing model with content providers and OEMs, which we believe will allow faster market penetration and customer adoption.”

Mr. Lundquist continued, “We believe our licensing model, combined with supplemental advertising, present multiple opportunities for rapid and scaleable revenue growth.  We also believe our technology makes possible a new world of advertising adaptable to almost any size screen with the ability to extract real time metrics unavailable until now. With this financing in place, we have strengthened our working capital position to support the acceleration of our sales and marketing strategy.”

Great American Investors, Inc. and MidSouth Capital, Inc. served as the placement agents on the transaction. The gross proceeds of approximately $2.2 million resulted from the sale of approximately 7.3 million units, consisting of one share of common stock and one warrant exercisable at $0.60 per share.  The common stock and warrants issued in the private placement have not been registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration or pursuant to an exemption from registration. VuBotics has agreed to register the shares of common stock in the private placement and to be issued upon exercise of the warrants under the Act covering the resale of these shares.

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About VuBotics

VuBotics, Inc. is an emerging technology provider dedicated to improving the reading experience.   Today, VuBotics has several patent pending software applications, including VuIT™ Online Reader and VuIT™ Mobile, which are available for content providers and content aggregators worldwide.  The VuIT™ product family uses an advanced proprietary algorithm that dynamically delivers text sequentially onto a viewing screen, word-by-word, rather than as static text across a screen, as with a piece of paper.  Other VuBotics products under development include online experience metrics, relational search and intelligent agent technologies.  Based in Atlanta, Georgia, VuBotics’ strategy is to take advantage of the growing market for digital content through business relationships with global media companies and OEMs. For more information, visit: www.vubotics.com.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VuBotics officials are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VuBotics actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VuBotics has no specific intention to update these statements.

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